EXHIBIT 99.1


    Press Release Filed by Mobile Satellite Ventures LP on February 10, 2005


MSV
Mobile Satellite Ventures



Contact:
Linda Gustus                                                Catherine Kaliniak
Manager, Marketing & Communications                         Public Relations
613.742.4168                                                703.917.9237
lgustus@msvlp.com                                           pr@msvlp.com

For Immediate Release



            NEW GENERATION OF COMMUNICATIONS SERVICES TO EMERGE WITH
              TODAY'S FCC ACTION; MSV MOVES AHEAD ON VISION FOR MSS

Reston, Va., - February 10, 2005 - Mobile Satellite Ventures (MSV) announced today that the Federal Communications Commission (FCC) finalized a comprehensive set of rules following a detailed multi-year process for the use of ancillary terrestrial component (ATC) with mobile satellite services (MSS). By today's decision, the FCC expanded the technical and operational flexibility of ATC services; specifically, the new FCC rules allow for greater capacity in both the uplink and downlink directions, thereby assuring robust high speed service.

"We are thrilled by the FCC's decisive action in approving greater flexibility for ATC mobile communications. This architecture holds great promise for all Americans, but offers particular benefits to residents of rural areas and those federal, state and local agencies that are charged with protecting public health, safety and security," Alexander H. Good, Vice Chairman and CEO of MSV, said. "The Commission has shown strong leadership in conducting a detailed review and seeing this important effort through to this final result."

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MSV is the leader in ATC technology development with numerous patents and patent applications for virtually every element of ATC. The very strong position created by its recent $230 million equity funding announcement enables MSV to aggressively pursue its ATC development.

"The FCC made communications history today with its decision to provide the greater flexibility that is critical to creating a robust mobile satellite industry. Our customers are anxiously awaiting this powerful network that will deliver the considerable benefits that are unique to our hybrid satellite/terrestrial service," continued Mr. Good.

The key advantages of implementing ATC are that it allows ubiquitous, interoperability and redundancy that is vital to homeland security applications. The use of mainstream interfaces means that services and applications developed by the wireless industry become available to everyone - finally wireless everywhere.

"Our region's hospitals, EMS agencies, rescue teams and emergency management personnel recognize the integration of an MSS network with ATC offers one of the best mechanisms to ensure a robust and highly functional, wide-spread interoperability solution that helps us address the needs for communications for all hazards and risks, including homeland security requirements," said Eric Epley, Executive Director, Southwest Texas Regional Advisory Council for Trauma.

According to Andrea Seastrand, Executive Director of the California Space Authority, "The innovative hybrid cellular/satellite network proposed by MSV is the most promising solution to the varied communications needs of those on the front line of homeland security. For the first time, a single device with ubiquitous service will create a robust network capable of providing instant voice, information exchange and imaging to all first responders."

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About Mobile Satellite Ventures

Mobile Satellite Ventures is developing the next generation hybrid wireless network for North America that will use a powerful satellite constellation working in unison with MSV's patented ancillary terrestrial component (ATC) technology to deliver seamless wireless services to end-users over standard wireless devices.

MSV is North America's premier provider of mobile satellite communications. Delivering service since 1996, MSV offers customers a wide choice of wireless data, voice, fax and dispatch radio services via its two MSAT satellites. MSV provided superior capacity and reliability for customers across North America, northern South America, Central America, the Caribbean, Hawaii and in coastal waters.

The MSV investor group includes Motient Corporation (Pink Sheets: MNCP), SkyTerra Communications (OTC: SKYT), TMI Communications, Columbia Capitol, Spectrum Equity Investors.

MSV had office in Reston, Va., and Ottawa, On. For more information, visit MSV online at www.msvlp.com.


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